Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On November 3, 2023 (the “Closing Date”), Vivid Seats Inc. (“Vivid Seats” or the “Company”) completed its acquisition of VDC Holdco, LLC (“VDC”) pursuant to the Agreement and Plan of Merger, dated November 3, 2023, among the Company, VDC, Viva Merger Sub I, LLC (“Merger Sub I”), Viva Merger Sub II, LLC (“Merger Sub II”), the unitholders named therein (the “Unitholders”) and the Unitholders’ representative named therein (the “Merger Agreement”). The Merger Agreement provides for the Company’s acquisition of VDC (the indirect parent company of Vegas.com, LLC) through a two-step merger, consisting of (i) Merger Sub I merging with and into VDC, with VDC continuing as the surviving company and becoming a wholly owned subsidiary of the Company, and (ii) VDC subsequently merging with and into Merger Sub II, with Merger Sub II continuing as the surviving company and as a wholly owned subsidiary of the Company (collectively, the “Acquisition”). The consideration paid in the Acquisition consisted of $153.6 million in cash and approximately 15.6 million shares of the Company’s Class A common stock (the “Class A Shares”), which was provided to the previous shareholders of VDC (“Selling Shareholders”). The Company financed the cash portion of the purchase consideration with cash on hand.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives effect to the Acquisition as if the transaction had been completed on September 30, 2023 and combines the unaudited consolidated balance sheets of Vivid Seats and VDC as of September 30, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and the nine months ended September 30, 2023 give effect to the Acquisition as if it had been consummated on January 1, 2022, the first day of Vivid Seats’ fiscal year. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 combines the unaudited condensed consolidated statement of operations for Vivid Seats and the unaudited consolidated statement of income of VDC for the nine month periods ended September 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the audited consolidated statement of operations of Vivid Seats and the audited consolidated statement of operations of VDC for the year ended December 31, 2022.

The historical financial statements of Vivid Seats and VDC have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events to give effect to the Acquisition. The unaudited pro forma adjustments are based upon available information and certain assumptions that Vivid Seats’ management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the unaudited condensed consolidated financial statements of Vivid Seats as of and for the three and nine months ended September 30, 2023 and the related notes included in Vivid Seats’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2023;

•

the audited consolidated financial statements of Vivid Seats as of and for the year ended December 31, 2022 and the related notes included in Vivid Seats’ Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 7, 2023 (as amended by Amendment No. 1 thereto filed with the SEC on May 9, 2023);

•	the unaudited consolidated financial statements of VDC as of and for the nine months ended September 30, 2023 and the related notes; and

•	the audited consolidated financial statements of VDC as of and for the year ended December 31, 2022 and the related notes.

Accounting for the Acquisition

The Acquisition will be accounted for using the acquisition method of accounting in accordance with ASC 805—Business Combinations (“ASC 805”). Vivid Seats’ management has evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the Acquisition and concluded, based on a consideration of the pertinent facts and circumstances, that Vivid Seats will be the acquirer for financial accounting purposes. Accordingly, Vivid Seats’ cost to acquire VDC has been allocated to the acquired assets and liabilities based upon their estimated fair values. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the identified assets acquired and liabilities assumed will be recorded as goodwill. The allocation of the purchase consideration is preliminary and is dependent upon estimates of certain valuations that are not yet finalized and subject to change. Refer to Note 1 – Basis of Presentation to the accompanying notes for more information.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Acquisition occurred as of the dates indicated. The unaudited pro forma condensed combined financial information also should not be considered indicative of the future results of operations or financial position of Vivid Seats.

The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information as required by SEC rules. Differences between these preliminary estimates and the final business combination accounting may be material.

VIVID SEATS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

(in thousands, except share and per share data)

	Historical
	Vivid Seats Inc.	VDC Reclassified (Note 2)				Pro Forma Combined
	As of September 30, 2023	As of September 30, 2023	Transaction Accounting Adjustments			As of September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$268,678	$34,032	$(28,281)	(a	)	$115,079
			(5,751)	(b	)
			(153,599)	(d	)
Restricted cash	1,056	284	—			1,340
Accounts receivable – net	64,829	454	—			65,283
Inventory – net	21,533	—	—			21,533
Prepaid expenses and other current assets	49,407	2,775	—			52,182

Total current assets	$405,503	$37,545	$(187,631)			$255,417

Property and equipment – net	10,240	1,998	(1,721)	(f	)	10,517
Right-of-use assets – net	9,291	763	—			10,054
Intangible assets – net	113,873	6,129	87,755	(f	)	207,757
Goodwill	759,971	45,748	5,751	(b	)	960,596
			249,096	(d	)
			(13,936)	(e	)
			(86,034)	(f	)
Deferred tax assets	77,376	1,435	(29,282)	(g	)	49,529
Investments	6,042	—	—			6,042
Other non-current assets	2,780	452	—			3,232

Total assets	$1,385,076	$94,070	$23,998			$1,503,144

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$219,118	$32,222	$2,760	(c	)	$254,100
Accrued expenses and other current liabilities	197,247	12,775	(222)	(a	)	209,800
Deferred revenue	34,447	6,942	—			41,389
Current maturities of long-term debt	3,308	2,700	(2,700)	(a	)	3,308

Total current liabilities	$454,120	$54,639	$(162)			$508,597

Long-term debt- net	265,875	17,275	(17,275)	(a	)	265,875
Long-term lease liabilities	15,931	136	—			16,067
Tax Receivable Agreement liability	98,977	—	—			98,977
Other non-current liabilities	29,745	—	—			29,745

Total long-term liabilities	$410,528	$17,411	$(17,275)			$410,664

Commitments and contingencies
Redeemable noncontrolling interests	640,717	—	—			640,717
Shareholders’ deficit:
Class A common stock, $0.0001 par value; 500,000,000 shares authorized at September 30, 2023; 101,803,392 issued and outstanding at September 30, 2023; 117,356,648 pro forma issued and outstanding at September 30, 2023	$11	$—	$2	(d	)	$13
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 99,800,000 issued and outstanding at September 30, 2023; 99,800,000 pro forma issued and outstanding at September 30, 2023	10	—	—			10
Additional paid-in capital	884,523	—	95,495	(d	)	980,018
Treasury stock, at cost, 5,291,497 shares at September 30, 2023 (historical and pro forma)	(40,106)	—	—			(40,106)
Accumulated deficit	(964,561)	22,020	(8,084)	(a	)	(996,603)
			(2,760)	(c	)
			(13,936)	(e	)
			(29,282)	(g	)

Accumulated other comprehensive loss	(166)	—	—			(166)

Total Shareholders’ deficit	$(120,289)	$22,020	$41,435			$(56,834)

Total liabilities, Redeemable noncontrolling interests, and Shareholders’ deficit	$1,385,076	$94,070	$23,998			$1,503,144

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

VIVID SEATS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2023

(in thousands, except share and per share data)

	Historical
	Vivid Seats Inc.	VDC Reclassified (Note 2)			Pro Forma Combined
	For the nine months ended September 30, 2023	For the nine months ended September 30, 2023	Transaction Accounting Adjustments		For the nine months ended September 30, 2023
Revenues	$514,576	$77,784	$—		$592,360
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	130,838	11,128	—		141,966
Marketing and selling	196,970	23,424	—		220,394
General and administrative	107,921	18,161	—		126,082
Depreciation and amortization	8,603	1,593	13,529	(c)	23,725
Change in fair value of contingent consideration	(998)	—	—		(998)

Income from operations	71,242	23,478	(13,529)		81,191
Other (income) expense:
Interest expense – net	8,596	1,519	(1,519)	(a)	8,596
Other (income) expense	(365)	70	—		(295)

Income before income taxes	63,011	21,889	(12,010)		72,890
Income tax (benefit) expense	(21,605)	4,577	1,482	(d)	(15,546)

Net income	84,616	17,312	(13,492)		88,436
Net income attributable to redeemable noncontrolling interests	35,045	—	1,767	(e)	36,812

Net income attributable to Class A Common Stockholders	$49,571	$17,312	$(15,259)		$51,624

Net income per Class A common stock – see Note 6
Basic	$0.57				$0.51
Diluted	$0.43				$0.34
Weighted average Class A common stock outstanding
Basic	86,403,617				101,956,873
Diluted	196,307,731				211,860,987

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

VIVID SEATS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

(in thousands, except share and per share data)

	Historical
	Vivid Seats Inc.	VDC Reclassified (Note 2)			Pro Forma Combined
	For the year ended December 31, 2022	For the year ended December 31, 2022	Transaction Accounting Adjustments		For the year ended December 31, 2022
Revenues	$600,274	$91,359	$—		$691,633
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	140,508	13,127	—		153,635
Marketing and selling	248,375	25,393	—		273,768
General and administrative	127,619	22,178	2,760	(b)	152,557
Depreciation and amortization	7,732	6,729	13,537	(c)	27,998
Change in fair value of contingent consideration	(2,065)	-	—		(2,065)

Income from operations	78,105	23,932	(16,297)		85,740
Other (income) expense:
Interest expense – net	12,858	1,972	(1,972)	(a)	12,858
Loss on extinguishment of debt	4,285	—	—		4,285
Other income	(8,227)	(3,816)	—		(12,043)

Income before income taxes	69,189	25,776	(14,325)		80,640
Income tax (benefit) expense	(1,590)	5,559	(4,075)	(d)	(106)

Net income	70,779	20,217	(10,250)		80,746
Net income attributable to redeemable noncontrolling interests	42,117	—	2,326	(e)	44,443

Net income attributable to Class A Common Stockholders	$28,662	$20,217	$(12,576)		$36,303

Net income per Class A Common Stock – see Note 6
Basic	$0.36				$0.38
Diluted	$0.36				$0.37
Weighted average Class A Common Stock outstanding
Basic	80,257,247				95,810,503
Diluted	198,744,381				214,297,637

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

VIVID SEATS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared by Vivid Seats in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of what Vivid Seats’ condensed combined statements of operations or condensed combined balance sheet would have been had the Acquisition been consummated as of the dates indicated or will be for any future periods. The unaudited pro forma condensed combined financial information does not purport to project the future financial position or results of operations of Vivid Seats following the Acquisition. The pro forma condensed combined financial information reflects financing and transaction accounting adjustments Vivid Seats management believes are necessary to fairly present Vivid Seats’ unaudited pro forma financial position and results of operations following the Acquisition as of and for the periods indicated. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, or revenue enhancements that the combined company may achieve as a result of the Acquisition, nor does it reflect the costs to integrate the operations of Vivid Seats and VDC.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Vivid Seats as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”), and based on the historical consolidated financial statements of Vivid Seats and VDC. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. Under ASC 805, the excess of purchase consideration over the estimated fair value of the identified assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the purchase consideration in the unaudited combined pro forma financial information depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Acquisition may differ materially from the amounts reflected herein.

The financing and transaction accounting adjustments represent Vivid Seats’ best estimates and are based upon currently available information and certain assumptions that Vivid Seats believes are reasonable under the circumstances. Vivid Seats is not aware of any material transactions between Vivid Seats and VDC during the periods presented. Accordingly, adjustments to eliminate transactions between Vivid Seats and VDC have not been reflected in the unaudited pro forma condensed combined financial information.

Vivid Seats is conducting a comprehensive review of VDC’s accounting policies. As a result of this review, Vivid Seats may identify differences between the accounting policies of the two companies, which when conformed, could have a material impact on the combined results of VDC and Vivid Seats. Based upon the preliminary analysis performed, Vivid Seats has determined that no significant adjustments are required to conform the accounting policies of VDC to Vivid Seats, with exception to those reflected in Note 2 – Vivid Seats and VDC Reclassification Adjustments.

Note 2 – Vivid Seats and VDC Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, Vivid Seats’ management performed a preliminary analysis of VDC’s financial information to identify potential differences in account classifications and financial statement presentation. Based upon the preliminary analysis performed, Vivid Seats has made reclassification adjustments to conform VDC’s historical financial statement presentation to Vivid Seats’ historical financial statement presentation, which are reflected in the tables below. The Company is currently performing a full and detailed review of VDC’s accounting policies and financial statement presentation, which may differ materially from the amounts set forth below.

VDC Historical Consolidated Balance Sheet Line Items	Vivid Historical Consolidated Balance Sheet Line Items	VDC Historical Consolidated Balances as of September 30, 2023	Reclassifications		VDC Reclassified as of September 30, 2023
Cash and cash equivalents	Cash and cash equivalents	$34,032	$—		$34,032
Restricted Cash	Restricted cash	284	—		284
Accounts receivable	Accounts receivable – net	402	52	(a)	454
Other receivables		52	(52)	(a)	—
Prepaid expenses	Prepaid expenses and other current assets	2,775	—		2,775
Property and equipment, net	Property and equipment – net	1,998	—		1,998
Goodwill	Goodwill	45,748	—		45,748
Intangible assets, net	Intangible assets – net	6,129	—		6,129
Deferred income taxes	Deferred tax assets	1,435	—		1,435
Operating lease right-of-use-asset	Right-of-use assets – net	763	—		763
Security deposit	Other non-current assets	452	—		452
Accounts payable	Accounts payable	18,823	13,399	(b)	32,222
Accrued expenses		12,034	(12,034)	(c)	—
	Accrued expenses and other current liabilities	—	12,775	(c)	12,775
Deferred merchant bookings		13,371	(13,371)	(b)	—
Contract liabilities	Deferred revenue	6,942	—		6,942
Current maturities of long-term debt	Current maturities of long-term debt	2,700	—		2,700
Current maturities of operating lease liability		741	(741)	(c)	—
Other payables		28	(28)	(b)	—
Long-term debt, less current maturities	Long-term debt- net	17,275	—		17,275
Operating lease liability, less current maturities	Long-term lease liabilities	136	—		136
Members’ Equity	Accumulated deficit	22,020	—		22,020

(a)	Reflects the reclassification of other receivables to accounts receivable - net.

(b)	Reflects the reclassification of deferred merchant bookings and other payables to accounts payable.

(c)	Reflects the reclassification of accrued expenses and current maturities of operating lease liability to accrued expenses and other current liabilities.

Refer to the table below for a summary of adjustments made to present VDC’s statement of operations for the nine months ended September 30, 2023 to conform with that of Vivid Seats’ (amounts in thousands):

VDC Historical Consolidated Statement of Income Line Items	Vivid Seats Historical Consolidated Statement of Operations Line Items	VDC nine months ended September 30, 2023	Reclassifications		VDC Reclassified nine months ended September 30, 2023
Revenue	Revenues	$77,784	$—		$77,784
Cost of revenue, exclusive of depreciation and amortization	Cost of revenues (exclusive of depreciation and amortization shown separately below)	11,128	—		11,128
Paid search fees and marketing	Marketing and selling	23,424	—		23,424
General and administrative expenses	General and administrative	5,325	12,836	(a)	18,161
Salaries and wages		10,023	(10,023)	(a)	—
Depreciation and amortization	Depreciation and amortization	1,593	—		1,593
License fee		1,875	(1,875)	(a)	—
Rent expense		941	(941)	(a)	—
Interest expense	Interest expense – net	1,875	(356)	(b)	1,519
Interest income		(356)	356	(b)	—
Breakage loss (income)		70	(70)	(c)	—
	Other income	—	70	(c)	70
Income tax expense	Income tax (benefit) expense	4,577	—		4,577
(Gain) loss on sale of property and equipment		(3)	3	(a)	—

(a)	Reflects the reclassification of salaries and wages, license fee, rent expense, and (gain) loss on sale of property and equipment to general and administrative.

(b)	Reflects the reclassification of interest income to interest expense - net.

(c)	Reflects the reclassification of breakage loss (income) to other income.

Refer to the table below for a summary of adjustments made to present VDC’s statement of operations for the year ended December 31, 2022 to conform with that of Vivid Seats’ (amounts in thousands):

VDC Historical Consolidated Statement of Operations Line Items	Vivid Seats Historical Consolidated Statement of Operations Line Items	VDC year ended December 31, 2022	Reclassifications		VDC Reclassified year ended December 31, 2022
Revenue	Revenues	$91,359	$—		$91,359
Cost of revenue, exclusive of depreciation and amortization	Cost of revenues (exclusive of depreciation and amortization shown separately below)	13,127	—		13,127
Paid search fees and marketing	Marketing and selling	25,393	—		25,393
General and administrative expenses	General and administrative	5,012	17,166	(a)	22,178
Salaries and wages		13,058	(13,058)	(a)	—
Depreciation and amortization	Depreciation and amortization	6,729	—		6,729
License fee		2,500	(2,500)	(a)	—
Rent expense		1,603	(1,603)	(a)	—
Interest expense	Interest expense – net	1,972	—		1,972
Breakage income		(3,209)	3,209	(b)	—
Other income	Other income	(607)	(3,209)	(b)	(3,816)
Loss on sale of property and equipment		5	(5)	(a)	—
Provision for Income Taxes	Income tax (benefit) expense	5,559	—		5,559

(a)	Reflects the reclassification of salaries and wages, license fee, rent expense, and loss on sale of property and equipment to general and administrative.

(b)	Reflects the reclassification of breakage income to other income.

Note 3 – Preliminary Purchase Price Allocation

Estimated Purchase Consideration

In accordance with the terms and conditions of the Merger Agreement, the previous shareholders of VDC (“Selling Shareholders”) received cash consideration of $153.6 million, in addition to 15.6 million Class A Shares. The Class A Shares have an estimated fair value of $95.5 million, based on a share price of $6.14 per share on the Acquisition Date.

The preliminary estimated total purchase consideration reflected in the unaudited pro forma condensed combined financial information is $249.1 million, which consists of the following (in thousands except share and per share data):

Cash consideration		$153,599
Share consideration
Shares of Vivid Seats as of November 3, 2023	15,553,256

Vivid Seats share price on November 3, 2023	$6.14

Estimated value of Vivid Seats common stock issued to Selling Shareholders		$95,497

Preliminary fair value of estimated total purchase consideration		$249,096

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed will be recognized and measured at fair value as of the Acquisition Date. The determination of fair value used in the transaction-related adjustments presented herein are preliminary and based on management estimates of fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition.

The allocation is dependent upon certain valuation and other analyses that have not yet been finalized. Accordingly, the pro forma purchase price allocation will be subject to further adjustments as additional information becomes available and as estimates are finalized. There can be no assurances that these final valuations and analyses will not result in significant changes to the estimates set forth below.

The following table sets forth a preliminary allocation of the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities acquired in the Acquisition, assuming the Acquisition had been consummated on September 30, 2023. The amounts reflected below are based on the unaudited consolidated balance sheet of VDC as of September 30, 2023, with the excess reflected as goodwill (in thousands):

Preliminary fair value of estimated purchase consideration	$249,096
Assets
Restricted cash	$284
Accounts receivable – net	454
Prepaid expenses and other current assets	2,775
Property and equipment – net	277
Right-of-use assets – net	763
Intangible assets – net	93,884
Goodwill	200,625
Deferred tax assets	1,435
Other non-current assets	452

Total assets	300,949

Liabilities
Accounts payable	32,222
Accrued expenses and other current liabilities	6,942
Deferred revenue	12,553
Long-term lease liabilities	136

Total liabilities	51,853

Acquired net assets	$249,096

The intangible assets, which are recognized at their preliminary fair value in the unaudited pro forma condensed combined balance sheet, consist of the following (dollars in thousands):

	Amount	Estimated Useful Life
Trademarks	27,543	Indefinite-lived
Supplier relationships	25,853	4 years
Customer relationships	13,272	3 years
Developed technology	27,216	3 years

	$93,884

Note 4 – Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)

Reflects payment of cash and cash equivalents of $28.3 million to settle VDC’s outstanding debt of $20.0 million (of which $2.7 million was reflected as a current liability) and accrued interest of $0.2 million prior to consummation of the Acquisition, in addition to paying a dividend of $8.1 million to the Selling Shareholders. The dividend is reflected as an increase to accumulated deficit.

(b)

Reflects the payment of $5.8 million in transaction costs incurred by VDC in connection with the Acquisition that had not been recognized as of September 30, 2023. The reduction in cash and cash equivalents from the payment of these transaction costs is reflected as an increase to Goodwill. Following payment of the outstanding debt, the dividend to Selling Shareholders, and the payment of VDC’s transaction costs, the amount of cash and cash equivalents acquired in the Acquisition is zero.

(c)	Represents $2.8 million of incremental transaction costs incurred by Vivid Seats in connection with the Acquisition which had not been recognized as of September 30, 2023.

(d)

Represents the payment of purchase consideration by Vivid Seats in connection with the Acquisition, consisting of $153.6 million in cash and cash equivalents and the issuance of 15.6 million Class A Shares to Selling Shareholders. The issuance of Class A Shares results in an increase to additional paid-in capital of $95.5 million, which reflects a share price of $6.14 per share for the Class A Shares.

(e)	Represents the elimination of remaining historical equity account balances of VDC as of September 30, 2023 after consideration of the dividend paid to Selling Shareholders (see Adjustment (a)).

(f)

Reflects the de-recognition of historical intangible assets recognized by VDC as of September 30, including $1.7 million of capitalized software classified within Property and equipment – net, and the recognition of $93.9 million of intangible assets in connection with the Acquisition. Refer to Note 3 – Preliminary Purchase Price Allocation for the estimated intangible asset balances acquired and reflected in the unaudited condensed combined pro forma financial information.

(g)

Represents the elimination of the historical deferred tax assets recognized by VDC of $1.4 million, in addition to a reduction in the deferred tax assets recognized by Vivid Seats of $27.9 million following the Acquisition. In connection with the Acquisition, the Company contributed the acquired VDC entities to Hoya Intermediate, LLC (“the partnership”). The reduction in deferred tax assets is primarily related to the Company’s investment in the partnership and is reflected as an increase to accumulated deficit.

Note 5 – Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(a)

Reflects the elimination of historical interest expense (net) incurred by VDC of $1.5 million and $2.0 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively. In connection with the Acquisition, all historical debt balances of VDC were extinguished.

(b)

In connection with the Acquisition, Vivid Seats expects to incur $3.3 million of non-recurring transaction expenses, of which $0.5 million were incurred as of September 30, 2023. Unrecognized costs of $2.8 million are reflected as an increase to general and administrative expenses during the year ended December 31, 2022.

(c)

Reflects incremental amortization expense of $13.5 million during both the nine months ended September 30, 2023 and the year ended December 31, 2022. The incremental amortization is associated with the step-up in fair value of the acquired intangibles described in Note 3 - Preliminary Purchase Price Allocation.

(d)

Represents a decrease in income tax benefit of $1.5 million during the nine months ended September 30, 2023, which relates primarily to an assumed decrease in the amount of valuation allowance released by the Company during the period of $3.4 million, an increase in expense on taxable income of $2.7 million, and elimination of VDC’s historical income tax expense of $4.6 million. The unaudited condensed combined pro forma financial information for the year ended December 31, 2022 reflects incremental tax benefit of $4.1 million, consisting of the elimination of VDC’s historical income tax expense of $5.6 million and $1.5 million of income tax expense incurred by the Company following the Acquisition

(e)

In connection with the Acquisition, Selling Shareholders received 15.6 million Class A Shares. The increased quantity of Class A Shares, combined with the income attributable to the Acquisition results in a $1.8 million and $2.3 million increase to net income attributable to redeemable noncontrolling interests during the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively.

Note 6 – Earnings Per Share

Represents the net income per share calculated using the weighted average shares outstanding and the issuance of additional Class A Shares in connection with the Acquisition (“Acquisition Shares”), assuming that the Acquisition Shares were issued on January 1, 2022.

	Historical		Pro Forma
	Nine Months Ended	Year Ended	Nine Months Ended	Year Ended
(in thousands, except share and per share data)	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022
Net income per Class A Common Stock:
Numerator – basic:
Net income	$84,616	$70,779	$88,436	$80,746
Less: Income attributable to redeemable noncontrolling interests	(35,045)	(42,117)	(36,812)	(44,443)

Net income attributable to Class A Common Stockholders – basic	$49,571	$28,662	$51,624	$36,303
Denominator – basic:
Weighted average Class A Common Stock outstanding – basic	86,403,617	80,257,247	101,956,873	95,810,503

Net income per Class A Common Stock – basic	$0.57	$0.36	$0.51	$0.38

Numerator – diluted:
Net income attributable to Class A Common Stockholders – basic	$49,571	$28,662	$51,624	$36,303
Net income effect of dilutive securities:
Effect of dilutive Exercise Warrants	—	55	—	55
Effect of RSUs	68	6	68	6
Effect of noncontrolling interests	33,874	42,056	19,432	42,898

Net income attributable to Class A Common Stockholders – diluted	$83,513	$70,779	$71,124	$79,262
Denominator – diluted:
Weighted average Class A Common Stock outstanding – basic	86,403,617	80,257,247	101,956,873	95,810,503
Weighted average effect of dilutive securities:
Effect of dilutive Exercise Warrants	—	258,906	—	258,906
Effect of RSUs	389,828	28,228	389,828	28,228
Effect of noncontrolling interests	109,514,286	118,200,000	109,514,286	118,200,000

Weighted average Class A Common Stock outstanding – diluted	196,307,731	198,744,381	211,860,987	214,297,637

Net income per Class A Common Stock – diluted	$0.43	$0.36	$0.34	$0.37